                                                                      Exhibit 25

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                          ___________________________

                                   FORM T-1

             Statement of Eligibility and Qualification Under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee


                          __________________________

                    CHASE MANHATTAN BANK AND TRUST COMPANY,
                             NATIONAL ASSOCIATION
                 (formerly Chase Trust Company of California)
              (Exact name of trustee as specified in its charter)


                                   95-4655078
                      (I.R.S. Employer Identification No.)


                101 California Street, San Francisco, California
                    (Address of principal executive offices)

                                     94111
                                   (Zip Code)
                               __________________

                            HEWLETT-PACKARD COMPANY
              (Exact name of Obligor as specified in its charter)

                                   California
         (State or other jurisdiction of incorporation or organization)

                                   94-1081436
                      (I.R.S. Employer Identification No.)

                              3000 Hanover Street
                             Palo Alto, California
                    (Address of principal executive offices)

                                     94304
                                   (Zip Code)


                        ________________________________

                          Convertible Debt Securities
                        (Title of Indenture securities)

ITEM 1.  GENERAL INFORMATION.


         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency, Washington, D.C.

         Board of Governors of the Federal Reserve System, Washington, D.C.
         20511.


    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

      If the Obligor is an affiliate of the trustee, describe each such affiliation.

      None.


16.   LIST OF EXHIBITS.

      *Exhibit 1. Articles of Incorporation of the Trustee as Now in Effect. *Exhibit 2. Certificate of Authority of the Trustee to Commence Business. *Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust
                   Powers (Contained in Exhibit 2.)
      *Exhibit 4.  Existing By-Laws of the Trustee.
       Exhibit 5.  Not Applicable
      *Exhibit 6.  Consent of the Trustee.
       Exhibit 7.  Report of Condition of the Trustee
       Exhibit 8   Not Applicable
       Exhibit 9   Not Applicable

* Exhibits prefaced by this designation are filed with Securities and Exchange Commission as exhibits to Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, in connection with the Registration Statement of INMC Mortgage Holdings, Inc, File No. 333-41329, under the same exhibit number and are incorporated herein by reference.


                               SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chase Manhattan Bank and Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, and State of California, on the 5th day of January, 1998.

                            CHASE MANHATTAN BANK AND TRUST COMPANY,
                            NATIONAL ASSOCIATION


                            By  /s/ MITCH GARDNER
                               ---------------------------
                                 Assistant Vice President

EXHIBIT 7.      Report of Condition of the Trustee.
--------------------------------------------------------------------------------
TRUST COMPANY



CONSOLIDATED REPORT OF CONDITION OF                 Chase Trust Company of California
                                                   ------------------------------------
                                                    (Legal Title)

LOCATED AT                    San Francisco        San Francisco     CA          94111
                              ------------------   ---------------   --------   ------
                              (City)               (County)          (State)    (Zip)

AS OF CLOSE OF BUSINESS ON    September 30, 1997   BANK NO.              1476
                              ------------------                     --------


ASSETS                                                              DOLLAR AMOUNT IN THOUSANDS


1.  Cash and due from banks                                                             13,026
2.  U.S. Treasury securities                                                             9,894
3.  Obligations of other U.S. Government agencies and corporations
4.  Obligations of States and political subdivisions
5.  Other securities (including  $      corporate stock

    (a)  Loans
    (b)  Less:  Reserve for possible loan losses
    (c)  Loans (Net)                                                                         0
7.  Bank Premises, furniture and fixtures and other assets representing bank
    premises (including $ -0-     capital leases)                                           83
                          ---
8.  Real estate owned other than bank premises
9.  Investments in subsidiaries not consolidated
10. Other assets (complete schedule on reverse) (including $    intangibles)               765
11. TOTAL ASSETS                                                                        23,768

LIABILITIES

12. Liabilities For borrowed money
13. Mortgage indebtedness (including $          capital leases)
14. Other liabilities (complete on schedule on reverse                                   3,482
15. TOTAL LIABILITIES                                                                    3,482
                                                                                        ======
16.  Capital notes and debentures

SHAREHOLDERS EQUITY

17.  Preferred stock--
(Number shares outstanding              ) Amount $

18.  Common stock--                                                                         10
(Number shares authorized     100       ) Amount $                                         100
                              ---
(Number shares outstanding    100       ) Amount $                                         100
                              ---
19.  Surplus                              Amount $                                       9,990
20.  TOTAL CONTRIBUTED CAPITAL                                                          10,000
21.  Retained earnings and other capital reserves                                       10,286
22.  TOTAL SHAREHOLDERS EQUITY                                                          20,286
23.  TOTAL LIABILITIES AND CAPITAL ACCOUNTS                                             23,768
                                                                                        ======

MEMORANDA

1.  Assets deposited with State Treasurer to qualify for exercise of fiduciary
    powers (market value)                                  628



The undersigned,                        Francis J. Farrell, VP & Manager  and
                                        --------------------------------  ----
C. Scott Boone, Senior Vice President
-------------------------------------
           (Name and Title)                       (Name and Title)

of the above named trust company, each declares, for himself alone and not for the other: I have a personal knowledge of the matters contained in this report (including the reverse side hereof), and I believe that each statement in said report is true. Each of the undersigned, for himself alone and not for the other, certifies under penalty of perjury that the foregoing is true and correct.

Executed on    10/21/97       , at  San Francisco       , California
               --------       -     -------------       -
                 (Date)                 (City)

              /s/ Francis J. Farrell              /s/ C. Scott Boone
              ----------------------              -------------------
                  (Signature)                         (Signature)




          SCHEDULE OF OTHER ASSETS

       Accounts Receivable                                     $  266
       Permanent Payroll Advance                                    3
       Severance payout to be Reimbursed                          111
       Deferred Taxes                                             385

          Total (same as Item 10)                              $  765


     SCHEDULE OF OTHER LIABILITIES

       Accrued Income Taxes                                    $2,102
       Accounts Payable                                            26
       Retirement Benefits                                        913
       Accrued Employee Benefits                                   79
       All Other Liabilities                                      362
                                                               ------
          Total (same as Item 14)                              $3,482
